Exhibit 99.1

Daily Journal Corporation Announces Second Quarter and First Half Fiscal 2026 Financial Results

Second Quarter Fiscal 2026 Total Revenue of $22.7 Million, Reflecting a 25% Increase

Year Over Year

First Half Fiscal 2026 Total Revenue of $42.3 Million, Reflecting

an 18% Increase Year Over Year

LOS ANGELES, Calif. – May 14, 2026 – Daily Journal Corporation (Nasdaq: DJCO), a publishing and technology company, today announced financial results for the three and six months ended March 31, 2026. Total consolidated revenue for the second quarter of fiscal 2026 was $22.7 million, representing a 25.0% increase from the $18.2 million reported in the prior-year quarter, driven primarily by strong growth at Journal Technologies, Inc. (JTI). Total consolidated revenue for the first half of fiscal 2026 was $42.3 million, a 17.8% increase from $35.9 million in the prior-year period.

“Journal Technologies delivered strong revenue growth in the second quarter, with total JTI revenue increasing 32% year over year, reflecting continued expansion of e-filing and public service fees, higher recurring license and maintenance revenues, and increased consulting activity,” said Steven Myhill-Jones, Chairman of the Board and Chief Executive Officer of Daily Journal Corporation. “For the first half of fiscal 2026, JTI revenue grew 22% over the prior-year period. Income from operations improved significantly in both the quarter and the first half, reflecting the operating leverage in our technology business as it continues to scale. As always, our consolidated reported net results were materially impacted by mark-to-market changes in our investment portfolio, which reflects broad market movements rather than the underlying performance of our operating businesses.”

Financial Highlights:

●	Total consolidated revenue for the three months ended March 31, 2026 was $22.7 million, representing a 25.0% increase from the $18.2 million reported in the prior-year quarter.

●	Journal Technologies reported revenue of $18.2 million for the three months ended March 31, 2026, a 32.2% increase from the $13.8 million reported in the prior-year quarter. Growth was driven by increases in other public service fees, consulting fees, and license and maintenance fees. For the six months ended March 31, 2026, Journal Technologies revenue was $33.4 million, a 22.0% increase from $27.4 million in the prior-year period.

●	The Traditional Business reported advertising and circulation revenues of $4.5 million for the three months ended March 31, 2026, a 2.3% increase from $4.4 million in the prior-year quarter. For the six months ended March 31, 2026, Traditional Business revenue was $8.8 million, a 4.2% increase from $8.5 million in the prior-year period.

●	Income from operations for the three months ended March 31, 2026 was $3.0 million, compared to $1.0 million in the prior-year quarter, reflecting strong revenue growth and operating leverage. For the six months ended March 31, 2026, income from operations was $3.5 million, compared to $1.7 million in the prior-year period.

●	Net loss for the three months ended March 31, 2026 was $34.6 million, or ($25.14) per basic and diluted share, compared to net income of $44.7 million, or $32.43 per basic and diluted share, in the prior-year quarter. The year-over-year change was primarily driven by net unrealized losses on marketable securities of $51.2 million, representing a pre-tax impact of approximately ($37.17) per basic and diluted share, compared to net unrealized gains of $59.4 million in the prior-year quarter, representing a pre-tax gain of approximately $43.11 per basic and diluted share.

●	Net loss for the six months ended March 31, 2026 was $42.6 million, or ($30.93) per basic and diluted share, compared to net income of $55.6 million, or $40.34 per basic and diluted share, in the prior-year period. The year-over-year change was primarily driven by net unrealized losses on marketable securities of $62.9 million in the current period, representing a pre-tax impact of approximately ($45.6) per basic and diluted share, compared to net unrealized gains of $72.8 million in the prior-year period, representing a pre-tax gain of approximately $52.9 per basic and diluted share.

●	As of March 31, 2026, the Company’s marketable securities had a total fair market value of $430.1 million and included accumulated pretax unrealized gains of $291.0 million.

●

Net cash used in operating activities during the three months ended March 31, 2026 was $2.2 million, compared to net cash provided by operating activities of $1.6 million during the prior-year quarter.

About Daily Journal Corporation

Daily Journal Corporation, based in Los Angeles, publishes news for California and Arizona, produces specialized publications, and handles public notice advertising. Its subsidiary, Journal Technologies, Inc., provides case management software to courts, justice agencies, and government organizations across about 37 states and internationally, supporting electronic case management and related online services like e-filing and fee payments.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release are “forward-looking” statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “should,” “believes,” “will,” “plans,” “estimates,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents we file with the Securities and Exchange Commission.

For further information please contact us at:

ir@dailyjournal.com

DAILY JOURNAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands except share amounts)

	March 31, 2026	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$20,579	$20,569
Restricted cash	2,309	2,269
Marketable securities at fair value	430,108	492,995
Accounts receivable, net	13,609	21,011
Prepaid expenses and other current assets	2,236	959
Assets held for sale	3,461	—
Total current assets	472,302	537,803
Property and equipment, net	5,431	8,930
Non-qualified deferred compensation plan – trust account asset value	2,207	1,385
Total assets	$479,940	$548,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,736	$7,071
Accrued liabilities	6,044	12,518
Note payable collateralized by real estate	171	169
Income taxes payable	278	879
Deferred revenue	16,394	18,169
Total current liabilities	30,623	38,806
Investment margin account borrowings	20,000	22,000
Long-term note payable collateralized by real estate	701	787
Long-term deferred revenue	835	994
Long-term accrued liabilities	4,486	5,547
Accrued non-qualified deferred compensation	2,239	1,590
Deferred income taxes	72,540	87,333
Total liabilities	131,424	157,057
Commitments and contingencies (Note 8)
Stockholders’ Equity
Common stock, $0.01 par value; 5,000,000 shares authorized; 1,805,149 and 1,805,053 shares issued, and 427,427 and 427,627 treasury shares, and 1,377,722 and 1,377,426 shares outstanding as of March 31, 2026 and September 30, 2025, respectively.	14	14
Additional paid-in capital	2,178	2,097
Accumulated other comprehensive loss	(9)	—
Retained earnings	346,333	388,950
Total stockholders’ equity	348,516	391,061
Total liabilities and stockholders’ equity	$479,940	$548,118

DAILY JOURNAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Revenues
Advertising	$3,377	$3,333	$6,642	$6,344
Circulation	1,102	1,047	2,187	2,127
Licensing and maintenance fees	8,531	7,501	17,038	15,026
Consulting fees	4,914	2,664	7,074	5,263
Other public service fees	4,793	3,631	9,314	7,120
Total revenues	22,717	18,176	42,255	35,880
Operating expenses:
Salaries and employee benefits	13,068	12,321	26,039	24,196
Agency commissions	335	385	663	684
Outside services	1,735	1,802	4,311	3,612
Postage and delivery expenses	333	185	524	384
Newsprint and printing expenses	150	191	314	355
Equipment maintenance and software	113	441	276	1,043
Credit card merchant discount fees	626	528	1,226	1,093
Other general and administrative expenses	3,368	1,360	5,436	2,808
Total operating expenses	19,728	17,213	38,789	34,175
Income from operations	2,989	963	3,466	1,705
Other income (expenses)
Dividends and interest income	1,303	1,178	2,605	2,362
Net unrealized gains (losses) on marketable securities	(51,208)	59,386	(62,887)	72,799
Net unrealized gains (losses) on non-qualified compensation plan	34	(3)	83	(53)
Interest expense	(208)	(351)	(463)	(745)
Other income	86	97	95	97
Income (loss) before taxes	(47,004)	61,270	(57,101)	76,165
Income tax benefit (expense)	12,364	(16,600)	14,484	(20,600)
Net income (loss)	(34,640)	44,670	(42,617)	55,565
Other comprehensive loss:
Foreign currency translation adjustments	(9)	—	(9)	—
Net income (loss) and comprehensive income (loss)	$(34,649)	$44,670	$(42,626)	$55,565

Earnings (losses) per share:
Basic	$(25.14)	$32.43	$(30.93)	$40.34
Diluted	$(25.14)	$32.43	$(30.93)	$40.34

Shares used in computing earnings (losses) per share:
Basic	1,377,722	1,377,426	1,377,722	1,377,268
Diluted	1,377,722	1,377,426	1,377,722	1,377,268

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